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                   OFFER TO PURCHASE AND CONSENT SOLICITATION
                             CAPITA PREFERRED TRUST
           9.06% TRUST ORIGINATED PREFERRED SECURITIES'sm' ('TOPrS'sm'')
                               (CUSIP 139710206)
                            FOR $29.69 PER SECURITY



  THE OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS EXTENDED.



                                                                   July 27, 1998


To: Brokers, Dealers, Commercial Banks,
    Trust Companies and
    Other Nominees

     We have been appointed by AT&T Capital Corporation ('AT&T Capital') to act as Dealer Manager in connection with the offer described below.


     AT&T Capital is offering to purchase any and all 9.06% Trust Originated Preferred Securities (the 'Securities') of Capita Preferred Trust for $29.69 in cash per Security, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation, dated July 27, 1998 (as amended or supplemented and including all documents incorporated therein by reference, the 'Offer to Purchase and Consent Solicitation'), and the related Letter of Transmittal and Consent (the 'Letter of Transmittal') (together, the 'Offer'). The terms of the Securities are described in the Offer to Purchase and Consent Solicitation. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Offer to Purchase and Consent Solicitation.


     In connection with the Offer, AT&T Capital is soliciting consents (the 'Consents') from the holders of record of Securities as of July 20, 1998 (the 'Record Date') to the Proposed Amendments described in the Offer to Purchase and Consent Solicitation.

      The proper tender by holders of Securities as of the Record Date will constitute the giving of a Consent by such holders with respect to such Securities.

      Holders of Securities who acquired such Securities after the Record Date will have the right to tender their Securities pursuant to the Offer but will not have the right to provide Consents.

      A holder of Securities as of the Record Date will be permitted to provide such holder's Consent even if such holder does not tender Securities pursuant to the Offer. No separate payments will be made for Consents.

     For your information and for forwarding to your clients, for whom you hold Securities registered in your name or in the name of your nominee, we are enclosing an appropriate number of sets of the following documents with respect to the Offer, as applicable:

          1. Offer to Purchase and Consent Solicitation;

          2. Letter of Transmittal and Consent relating to the Offer for your use and for the information of your clients, for whom you hold Securities, together with the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

          3. Notice of Guaranteed Delivery relating to the Offer, to be used to accept such Offer if the book-entry transfer of Securities cannot be completed by the applicable Expiration Date (as defined in the Offer to Purchase and Consent Solicitation); and

------------
'sm' 'Trust Originated Preferred Securities' and 'TOPrS' are service marks of Merrill Lynch & Co.


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          4. A form of letter that may be sent to your clients, for whom you hold Securities, with space provided for obtaining such clients' instructions and their designation of a Soliciting Dealer (as defined below) with regard to the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES SHOULD BE AWARE THAT THE DEPOSITORY TRUST COMPANY ('DTC') HAS ISSUED A SPECIAL NOTICE AND ESTABLISHED SPECIAL PROCEDURES FOR TENDERING SECURITIES PURSUANT TO THE OFFER. With respect to the Offer, separate accounts have been established by First Chicago Trust Company of New York (the 'Depositary') at DTC for (i) book-entry delivery of Securities held as of the Record Date (which will constitute the giving of a Consent with respect to such interests) and (ii) book-entry delivery of Securities acquired after the Record Date (which will not constitute the giving of a Consent with respect to such interests). PLEASE ENSURE THAT TENDERS ARE MADE TO THE PROPER ACCOUNT. If only a Consent is being provided by a holder as of the Record Date, you are required to fill out the form of Consent included in the applicable Letter of Transmittal and return such Letter of Transmittal directly to the Depositary.

     AT&T Capital will pay Soliciting Dealers designated by the beneficial owner of the Securities validly tendered and accepted pursuant to the Offer a solicitation fee of $0.375 per Security tendered for cash (except that in the case of transactions equal to or exceeding 10,000 Securities, AT&T Capital will pay $0.25 per security for such Securities, of which eighty percent (80%) shall be paid to Merrill Lynch and twenty percent (20%) to the designated Soliciting Dealer (which may be Merrill Lynch)), in each case subject to certain conditions. In cases where no Solicitating Dealer is designated, the Dealer Manager will be paid one hundred percent (100%) of the applicable solicitation fee. 'Solicitating Dealers' include (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the 'NASD'), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a 'Soliciting Dealer'). No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Securities by a holder unless the applicable Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned 'Solicited Tenders.' No separate solicitation fee will be paid for Consents.

     Soliciting Dealers will include any of the organizations described in clauses (i), (ii) and (iii) above even when the activities of such organizations in connection with the Offer consist solely of forwarding to clients material relating to the Offer, including the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal, and tendering Securities as directed by beneficial owners thereof; provided that under no circumstances shall any fee be paid to Soliciting Dealers more than once with respect to any Security. No Soliciting Dealer is required to make any recommendation to holders of Securities as to whether to tender or refrain from tendering in the Offer. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with the Offer included any activities other than those described above, and for all purposes noted in all materials relating to the Offer, the term 'solicit' shall be deemed to mean no more than processing Securities tendered or forwarding to customers materials regarding the Offer.

     IN ORDER TO RECEIVE A SOLICITATION FEE, THE SOLICITING DEALER MUST RETURN A NOTICE OF SOLICITED TENDERS TO THE DEPOSITARY WITHIN TWO NYSE TRADING DAYS AFTER THE EXPIRATION DATE. IF A NOTICE OF SOLICITED TENDERS IS NOT RECEIVED BY THE DEPOSITARY WITHIN TWO TRADING DAYS AFTER THE EXPIRATION DATE, NO SOLICITATION FEE WILL BE PAID TO SUCH SOLICITING DEALER. Such Notice of Solicited Tenders for the Securities is attached hereto on pages 4-5. No solicitation fee shall be payable to a Soliciting Dealer in respect of Securities (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Securities are held by such Soliciting Dealer as nominee and such Securities are being tendered for the benefit of one or more beneficial owners identified on the applicable Letter of Transmittal or the applicable Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Securities by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

                                       2


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     No solicitation fee shall be payable to a Soliciting Dealer if such
Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Newcourt, AT&T Capital, the Trust, the Partnership, the Subsidiary Issuers, the trustee of any trust, the Depositary, the Information Agent or the Dealer Manager for purposes of the Offer.


     AT&T Capital will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Because the Securities represent undivided interests in the Trust, there will be no stock transfer taxes due or payable with respect to the sale and transfer of any Securities pursuant to the Offer.

     Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tender or incur any liability for failure to give such notification.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Offer to Purchase and Consent Solicitation.

                                          Very truly yours,
                                          Merrill Lynch & Co.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF NEWCOURT, AT&T CAPITAL, THE SUBSIDIARY ISSUERS, THE PARTNERSHIP, THE TRUST, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


                                       3



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                          NOTICE OF SOLICITED TENDERS

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY WITHIN TWO NYSE TRADING DAYS AFTER THE APPLICABLE EXPIRATION DATE TO THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE AND CONSENT SOLICITATION. NOTICES MAY BE DELIVERED BY FACSIMILE TO THE DEPOSITARY AT (201) 222-4720 (CONFIRM RECEIPT BY TELEPHONE (201) 222-4707).

     ALL QUESTIONS CONCERNING THE NOTICE OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AS FOLLOWS: GEORGESON & COMPANY INC.: (212) 440-9800.

              BENEFICIAL OWNERS OF LESS THAN 10,000 SECURITIES --
                      SOLICITATION FEE $0.375 PER SECURITY

DTC Participant             VOI Ticket               Number of Securities     Number of Beneficial
     Number                   Number                Requested for Payment     Owner(s) Represented


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

               BENEFICIAL OWNERS OF 10,000 OR MORE SECURITIES --
                    SOLICITATION FEE OF $0.250 PER SECURITY
               (80% TO DEALER MANAGER, 20% TO SOLICITING DEALER)

                                                          Number of               Number of                Name of
DTC Participant             VOI Ticket              Securities Requested     Beneficial Owner(s)     Soliciting Merrill
     Number                   Number                     for Payment             Represented            Lynch Dealer
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

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase and Consent Solicitation (unless the undersigned is not being compensated for such solicitation); (iii) in soliciting tenders of Securities, it has used no soliciting materials other than those furnished by AT&T Capital and (iv) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers ('NASD'), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

Print Firm Name ..............................................  Address ......................................................

Authorized Signature .........................................  City, State, Zip Code ........................................

Area Code and Telephone Number ...............................  Attention ....................................................

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                     SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm ...........................................................................
                                 (Please Print)
Attention ......................................................................
Address ........................................................................
 ...............................................................................
                               (Include Zip Code)
Phone Number ...................................................................
Taxpayer Identification or Social Security No. .................................
Applicable VOI Number .................... Number of Shares ....................

     If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

ISSUE CHECK TO:

Firm ...........................................................................
                                 (Please Print)
Attention ......................................................................
Address ........................................................................
 ...............................................................................
                               (Include Zip Code)
Phone Number ...................................................................
Taxpayer Identification or Social Security No. .................................
Applicable VOI Number .................... Number of Shares ....................

ISSUE CHECK TO:

Firm ...........................................................................
                                 (Please Print)
Attention ......................................................................
Address ........................................................................
 ...............................................................................
                               (Include Zip Code)
Phone Number ...................................................................
Taxpayer Identification or Social Security No. .................................
Applicable VOI Number .................... Number of Shares ....................

     *NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

                                       5

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